EXHIBIT 10.21.2

SITEL IBERICA TELESERVICIOS, S.A.U.

ADDENDUM II

TO THE AGREEMENT SIGNED ON 3RD MAY 2001, RECORDED AT THE JOB CENTRE OF SAN ISIDRO ON 8TH MAY 2001

BETWEEN THE COMPANY SITEL IBERICA TELESERVICIOS, S.A. AND THE WORKER Mr PEDRO LOZANO DE CASTRO, HOLDER OF NATIONAL IDENTITY CARD NUMBER 50.803.937-L

Both parties being met, they have reached the mutual agreement and decision that, on 1st March 2012, the worker ceases to be Director and General Manager of Sitel Ibérica Teleservices, thus returning to the General Regime of the Social Security, so the clauses related to losses concerning unemployment subsidies the worker might suffer due to being included in the Assimilated General Regime of the Social Security are now without effect.

That, in addition to the foregoing, both parties wish to establish the conditions by which Mr Pedro Lozano de Castro shall provide his services to the company Sitel Ibérica Teleservices, and to that end they agree to amend his fixed remuneration, that is set at 250,000 €, and his variable opportunity, that may reach the amount of 100% of his fixed remuneration.

The relevant income tax withholding to account (IRPF) shall be deducted as appropriate, as well as any other deduction that may be required pursuant to the laws in force from time to time.

The other provisions of the Contract, as well as its respective addenda, shall not be affected by this document and shall remain fully in force.

In Madrid, on 17th February 2012.

/s/ Pedro Lozano de Castro                /s/ Francisco Ullate
Pedro Lozano de Castro                THE COMPANY
(Signature)                        (Signature)

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Spain 1486571.1